EXHIBIT 10.14








                            UNION CARBIDE CORPORATION

                               ENHANCED RETIREMENT

                                   INCOME PLAN





                        (Effective as of January 1, 1998)


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                         ENHANCED RETIREMENT INCOME PLAN


                                     General


            This is an enhanced retirement income plan for participants in the Retirement Program Plan who receive a retirement benefit under the Retirement Program Plan which is limited by Code Section 415 or Code Section 401(a)(17).

            Specifically, the purpose of this Plan is to provide a retirement benefit equal to the excess of:

            (1) the retirement benefit which would be provided by the Retirement Program Plan, determined without regard to Code Section 415 or Code Section 401(a)(17), if
                  (a) average   monthly    Compensation    included    Incentive
                      Compensation  and base  salary  deferred  pursuant  to the terms of the Compensation Deferral Program or any successor or predecessor program, and
                  (b) all Incentive Compensation,  whether deferred or not, were averaged separately from Base Compensation (as defined in the Retirement Program Plan); over
                      ----
            (2) the retirement benefit actually provided by the Retirement Program Plan, the Equalization Benefit Plan and the Supplemental Retirement Income Plan.
            This Plan is completely separate from the Retirement Program Plan, the Supplemental Retirement Income Plan and the Equalization Benefit Plan, is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and is not qualified for special tax treatment under the Code.
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                                    ARTICLE I
                                   Eligibility
            Section 1. A Participant shall be eligible to participate in this Plan if such Participant receives a retirement benefit from the Retirement Plan which is limited by Code Section 401(a)(17) or Code Section 415, or is a participant in the Compensation Deferral Program.

                                   ARTICLE II
                                 Administration
            Section 1. (a) The Compensation Committee shall have the authority to administer this Plan. The Compensation Committee may adopt such rules as it may deem necessary for the proper administration of this Plan and its decision in all matters involving the interpretation and application of the Plan shall be final, conclusive, and binding on all parties.
            (b) The Compensation Committee may, in its sole discretion, designate any person(s) or committee to administer this Plan. To the extent provided by the Compensation Committee, such person(s) or committee designated to administer this Plan shall have the same powers and responsibilities as the Compensation Committee.


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                                   ARTICLE III
                      Amount of Enhanced Retirement Income
            Section  1.  (a)  A  Participant's   monthly  Enhanced  Retirement
Income shall be computed by:
            (i)  determining  the  benefit  which  would be  payable  using  the applicable  formula  provided  in  Article  V of the  Retirement  Program  Plan, determined without regard to Code Section 415 or Code Section 401(a)(17); provided, however, that average monthly Compensation shall be:
            (A) the larger of:
                  (I) 1/36 of a Participant's Base Salary related to the three full calendar years in which such Base Salary was largest during the ten full calendar years next preceding the date of death or retirement, or
                  (II) 1/36 of a  Participant's  Base Salary for the  thirty-six
(36) full calendar months next preceding the date of death or retirement; plus
            (B) 1/36 of the Participant's Incentive Compensation related to the three full calendar years in which such Incentive Compensation was the largest during the ten full calendar years next preceding the date of death or retirement; provided, that the calendar years in which the Participant was hired or terminated employment shall each be considered a full calendar year for the purposes of this clause (B); and
            (ii) reducing such benefit by the total monthly amount of such Participant's retirement benefit actually payable under the Retirement Program Plan, the Equalization Benefit Plan and the Supplemental Retirement Income Plan.


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            (b) For purposes of this Section 1, "Incentive Compensation" will be related to the calendar year in which a Participant performed the services for which the Incentive Compensation was paid.
            (c) For purposes of this Section 1, the amount of "Base Salary" received in any calendar month shall be calculated in the same manner in which average monthly Base Compensation used to compute pension benefits under the Retirement Program Plan is calculated (determined without regard to Incentive Compensation, as defined therein); provided, however, that Base Salary shall also include any base salary deferred by a Participant pursuant to the terms of the Compensation Deferral Program, in the calendar year in which it would otherwise have been paid and any cash profit sharing for the calendar year earned, to a maximum of twenty (20) days per year.
            (d) Any benefits either payable under, or which have been satisfied through the purchase of, non-qualified annuities in connection with the Corporation's non-qualified plans shall be deducted from the amounts payable pursuant to subparagraph (a) above.
            (e) Notwithstanding the foregoing, the amount of a Participant's Enhanced Retirement Income shall include any additional non-qualified retirement benefits resulting from agreements entered into by the Corporation and the Participant.
            Section  2.  If  the  Enhanced   Retirement   Income  payable  to  a
Participant under this Plan commences before the grant to such Participant of Incentive Compensation (whether or not deferred) which may be used to determine average monthly Compensation under Section 1 of this Article III, the monthly amount of Enhanced Retirement Income payable hereunder shall be recalculated after such Incentive Compensation is granted (whether or not deferred). The


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monthly amount of Enhanced  Retirement Income resulting from said  recalculation shall be paid commencing in or before the third calendar month after the month in which such Incentive Compensation is awarded, provided that the first monthly payment of such recalculated Enhanced Retirement Income shall be increased to reflect any prior underpayment of Enhanced Retirement Income resulting from the failure to include such Incentive Compensation in the initial calculation of Enhanced Retirement Income.

                                   ARTICLE IV
                                     Vesting
            Section 1. A Participant will be vested in such Participant's right to receive Enhanced Retirement Income under the Plan in the same manner and to the same extent as provided under the Retirement Program Plan.

                                    ARTICLE V
                                    Payments
            Section 1. Enhanced Retirement Income shall be paid monthly to a Participant or such Participant's survivor commencing with the month such Participant or such Participant's survivor commence benefits under the Retirement Program Plan, and shall cease or be suspended at the same time the Participant or such Participant's survivor cease or have suspended benefits under the Retirement Program Plan. Enhanced Retirement Income shall in no event be payable after the death of a Participant who has declined the coverage of a survivor's benefit.
            Section 2. Unless otherwise elected, Enhanced Retirement Income payable under this Plan shall include the coverage of a survivor's benefit. A



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survivor's  benefit  payable  from  this  Plan  shall  be paid  to  that  person designated to receive a survivor's benefit under the Retirement Program Plan.
            Section 3. Enhanced Retirement Income shall be received in the same form, and with the same actuarial adjustments, as the Participant is receiving distributions from the Retirement Program Plan.
            Section 4. Notwithstanding the provisions of Sections 1 and 3 of this Article V, Participants may elect, in the calendar year in which the last amounts included in average monthly Compensation are determined, that their payments under the Plan shall be made either (i) in a lump sum as of January 1 of the calendar year following such election, or (ii) in substantially equal installments over a period of at least 2 but not more than 10 years commencing as of that date. The lump sum payment or installment payments described in the preceding sentence shall be calculated using (A) a discount rate equal to the average of 10 and 20 year Aaa municipal bonds as published by Moody's or a similar rating service for the third month prior to the month payments commence, and (B) a mortality table determined by the Compensation Committee or its designee. The Compensation Committee or its designee shall determine the procedures for such elections and the time and method of payment for payments in accordance with this Section 4. For Participants who make the election described in this Section 4, the provisions of Sections 1 and 3 of this Article V shall not apply.
            Section 5. If the Compensation Committee determines, after a hearing, that a Participant who is eligible to receive or is receiving Enhanced Retirement Income has engaged in any activities which, in the opinion of the Board, are detrimental to the interest of, or are in competition with the Corporation, such Enhanced Retirement Income shall thereupon be terminated and forfeited.


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            Section 6. The Corporation may withhold the Participant's portion of the FICA taxes due on the Participant's Enhanced Retirement Income benefit from the payment of such benefit.

                                   ARTICLE VI
                                  Miscellaneous
            Section 1. Unless otherwise defined in this Plan, all defined terms shall have the same meaning as set forth in the Retirement Plan.
            (a)   "Code" means the Internal Revenue Code of 1986, as amended.
            (b)   "Compensation   Committee"   means  the   Compensation   and
Management Development Committee of the Board of Directors of the Corporation.
            (c) "Compensation Deferral Program" as used in this Plan means the Union Carbide Compensation Deferral Program.
            (d) "Corporation" means Union Carbide Corporation and any subsidiary of the Corporation which is participating in the Retirement Program Plan.
            (e) "Enhanced Retirement Income" means the benefit payable to a Participant pursuant to Article III of this Plan.
            (f) "EPS Plan" means the 1997 Union Carbide Corporation EPS Incentive Plan.
            (g) "Equalization Benefit Plan" means the Union Carbide Corporation Equalization Benefit Plan, as amended and restated January 1, 1998.
            (i) "Incentive Compensation" means those incentive compensation awards which are made: (i) under any cash award plan and (ii) under any other


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variable compensation plans (whether or not deferred) designated by the Board of
Directors; provided, however, that with respect to the EPS Plan, "Incentive Compensation" shall include variable compensation that would have been paid but for participation in the EPS Plan, and shall not include any payouts under the EPS Plan.
            (j) "Participant" means an employee who is eligible to participate in this Plan pursuant to Article II.
            (k) "Plan" means this Union Carbide Corporation Enhanced Retirement Income Plan.
            (l) "Retirement  Program Plan" means the Retirement Program Plan for
Employees  of  Union  Carbide  Corporation  and  its  Participating   Subsidiary
Companies.
            (m) "Supplemental Retirement Income Plan" means the Union Carbide Corporation Supplemental Retirement Income Plan, as amended and restated January 1, 1998. Section 2. The Corporation may amend or terminate this Plan at any time, but any such amendment or termination shall not adversely affect the rights of any Participant then receiving benefits, or the vested rights of any Participant whose rights have vested.
            Section 3. Except to the extent required by law, no assignment of the rights and interests of a Participant under this Plan will be permitted nor shall such rights be subject to attachment or other legal processes for debts. Notwithstanding the foregoing, the Corporation will honor the terms of a QDRO, as defined in Code ss. 414(p).
            Section 4. The Corporation may satisfy all or any part of its obligation to provide benefits hereunder by purchasing, and distributing to a Participant, an annuity from an insurance carrier to provide such benefits.


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            Section 5. This Plan is  intended  to be  unfunded  for  purposes of
Title I of the Employee Retirement Income Security Act of 1974, as amended and the right of a Participant shall be no greater than the right of an unsecured general creditor of the Corporation.
            Section 6. Participation in this Plan shall not affect the Corporation's right to discharge any Participant.

                                          UNION CARBIDE CORPORATION

                                          By:
                                              /s/ M. A. Kessinger
                                              Vice President, Human Resources




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